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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                   _________________________________________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): December 18, 1996


                          AMBASSADOR APARTMENTS, INC.
               (Exact Name of Registrant as Specified in Charter)


Maryland                           0-24704             36-3948161
 (State or Other Jurisdiction      (Commission       (IRS Employer
 of Incorporation)                  File number)     Identification)


 77 West Wacker Drive, Suite 4040
 Chicago, Illinois                                        60601
 (Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code:  (312) 917-1600
 ___________________________________________________________________________
        (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.
          December 18, 1996, Ambassador Apartments, Inc. (the "Company") refinanced over $200 million in tax exempt multifamily housing bonds with the Federal National Mortgage Association ("FNMA"). As described in the attached press release, the FNMA facility is for a term of 25 years and effectively lowers the cost on the financing by approximately $1.4 million per year.

          As a result, the Company will realize an extraordinary loss of approximately $5.42 million as a result of writing off unamortized deferred financing fees related to the bonds being refinanced. The annual amortization of the related deferred financing fees will decline from approximately $520,000 to approximately $160,000 per year as a result of a longer period over which the costs related to the FNMA financing (approximately $4.0 million) will be amortized.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       AMBASSADOR APARTMENTS, INC.

Date: January 10, 1997                  By: /s/ Adam D. Peterson
                                           ------------------------
                                           Executive Vice President and
                                           Chief Financial Officer





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                               INDEX OF EXHIBITS

10.48 Press release dated December 19, 1996 re: Ambassador Apartments, Inc. FNMA Credit Enhancement Facility.

10.49 Master Reimbursement Agreement by and between Federal National Mortgage Association and Ambassador VIII, L.P. dated as of December 1, 1996